CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 Amendment No. 1 of our report dated April 30, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in PolyMet Mining Corp Inc.’s Annual Report on Form 20-F for the year ended January 31, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers, LLP

Chartered Accountants
Vancouver, Canada
December 21, 2012